Exhibit 10.01
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
          This Agreement is made as of this 3rd day of May, 2007 (this “Agreement”), by and between FIRST SOLAR, INC., a Delaware corporation having its principal office at 4050 East Cotton Boulevard, Building 6, Suite 68, Phoenix, AZ 85040 (hereinafter, “Employer”) and GEORGE A. (“CHIP”) HAMBRO (hereinafter “Employee”).
WITNESSETH:
          WHEREAS, Employer and Employee wish to (a) amend and restate the Employment Agreement dated May 30, 2001, as amended as of February 3, 2003 (the “Prior Employment Agreement”) and (b) irrevocably waive certain provisions contained in the First Solar Holdings, LLC 2003 Unit Option Plan (the “Plan”) and in the option agreements entered into between Employer and Employee dated December 8, 2003 (the “2003 Stock Option Agreement”) and December 14, 2005 (the “2005 Stock Option Agreement”, and together with the 2003 Stock Option Agreement, the “Stock Option Agreements”) and (c) enter into this agreement relating to the employment of Employee by Employer; and
          WHEREAS, Employer and Employee entered into a Change in Control Severance Agreement, dated as of December 8, 2003, between Employer and Employee (the “CIC Agreement”).
          NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants, terms and conditions set forth herein, and intending to be legally bound hereby, it is hereby agreed between Employer and Employee as follows:
ARTICLE I
Employment
          1.1. Term. The term of this Agreement shall commence on May 3, 2007 (the “Effective Date”) and end on June 30, 2009 (the “Projected Separation Date”), subject to earlier termination as provided in Section 1.4 (such period, the “Term”). Articles III, IV, V, VI, VII, VIII and IX of this Agreement shall survive any termination of this Agreement. To the extent of the subject matter hereof, this Agreement shall replace and supercede any other agreement between Employer and Employee and any plan or policy of Employer, except as otherwise required by applicable law.
          1.2. Position and Duties of Employee. Employer hereby employs Employee in the capacity of Vice President, and Employee hereby accepts such position, and agrees to provide general assistance and advice to the President regarding the transition of Employee’s prior duties. Employee agrees to provide his services under the general direction of the President. Employer and Employee shall mutually agree on the number of hours to be worked by Employee per week. Employer and Employee acknowledge that Employee’s responsibilities shall be such that Employee shall not be considered an executive officer for purposes of Section 16 of the Securities and Exchange

Act of 1934, as amended, and therefore Employee agrees that he shall not, and shall have no authority or power to, perform any policy-making function for the Employer.
          1.3. No Salary or Benefits Continuation Beyond Termination. Except as may be required by law or as otherwise specified in this Agreement, Employer shall not be liable to Employee for any salary or benefits continuation beyond the date of Employee’s cessation of employment with Employer.
          1.4. Termination of Employment. Employee’s employment and the Term shall terminate upon the earliest of: (i) Employee’s death; (ii) unless waived by Employer, Employee’s disability, either physical or mental (as determined by a physician chosen by Employer) which renders Employee unable, for a period of at least six (6) months, effectively to perform the obligations, duties and responsibilities of Employee’s employment with Employer; (iii) the termination of Employee’s employment by Employer for cause (as hereinafter defined); (iv) Employee’s voluntary resignation; (v) the termination of Employee’s employment by Employer without cause and (vi) the Projected Separation Date. As used herein, “cause” shall mean (a) fraudulent or illegal conduct of Employee relating to the business of Employer or Employee’s performance of his employment with Employer; (b) misappropriation of Employer funds; (c) conviction of a felony whether or not relating to the business of Employer or Employee’s employment with Employer; (iv) conviction of, or a finding of liability by a court of competent jurisdiction for, a willful breach of any statutory or common law duty of loyalty to Employer; or (v) breach of the covenants in Articles III, IV, V and VI.
          1.5. Severance Payments. If Employee’s employment is terminated for any reason other than due to Section 1.4(iii) (termination with cause by Employer), Section 1.4(iv) (voluntary resignation by the Employee) or Section 1.4(vi) (scheduled expiration of the Term), then, in any such case, subject to Section 1.7, Employee shall be entitled to the following payments and benefits:
     (i) payment, in lump sum, within 30 days following such termination, of an amount equal to (a) $600,000 minus the sum of (A) the amounts paid as Base Salary to Employee prior to such termination during the Term and (B) the amounts paid under clause (c) below; (b) the dollar value of any accrued and unpaid (and unforfeited) vacation; and (c) the value of any accrued and unpaid Base Salary;
     (ii) any unvested options to purchase common stock of Employer granted to Employee prior to the date hereof and held by the Employer as of the date of such termination shall be vested in full on the termination date and, if Employee’s employment is terminated by Employer without cause, such options shall remain exercisable until the later of the Projected Separation Date and 180 days following such termination; and
     (iii) from the date of termination, if Employee elects to continue medical benefits after such termination, as provided by applicable plans and laws, payment by Employer of the premiums that Employee is required to pay to maintain such continuation coverage, at the same level of coverage that was in effect on the date of such termination until the earliest of: (a) June 30, 2009; (b) the date on which Employee becomes eligible for comparable group insurance coverage from any other employer; and (c) the date that continuation coverage ends under the applicable plan or laws.
          1.6. Vesting of Options on Projected Separation Date. Subject to Employee’s continued employment through the Projected Separation Date, any unvested options to purchase common stock of Employer granted to Employee prior to the date hereof and held by Employee as of the Projected Separation Date shall be vested in full on the Projected Separation Date. Such unvested options will however vest immediately upon the events specified in the Stock Option Agreements or the CIC Agreement or in the event of Employee’s termination by Employer for any reason other than for Cause.
          1.7. Release. Notwithstanding anything to the contrary, no severance payments shall be made or benefits provided under Sections 1.5 and 1.6 unless, Employee executes a general release in favor of Employer and its affiliates, substantially in the form attached hereto as Exhibit A, and such release is effective and irrevocable.
ARTICLE II
Compensation
          2.1. Base Salary. Employee shall be compensated at an annual rate of base salary of Three Hundred Thousand Dollars ($300,000.00) during the Term (“Base Salary”). If Employee elects to forgo medical benefits provided by Employer, Employee will be paid an additional amount of compensation at the annual rate of Ten Thousand Dollars ($10,000) (the “Additional Payments”). Such Base Salary and Additional Payments shall be paid in accordance with Employer’s standard policies and shall be subject to such withholdings as are required by law.
          2.2. Benefits. During the Term, Employee also shall be entitled to participate in all employee benefit plans and programs of Employer. Employer provides no assurance as to the adoption or continuance of any particular employee benefit plan or program, and Employee’s participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto. If during the Term, Employee is deemed to no longer qualify for any benefit plan of Employer, Employer shall reimburse Employee for Employee’s costs of obtaining equivalent benefits.
          2.3. Reimbursement of Business Expenses. Employee may incur reasonable expenses in the course of employment hereunder for which he shall be eligible for reimbursement or advances in accordance with Employer’s standard policy therefor.

ARTICLE III
Invention, Disclosure, Patent Assignment and Copyright
          3.1. Disclosure of Inventions. Employee shall promptly disclose in writing to Employer complete and accurate information concerning each and every invention, discovery, improvement, device, design, apparatus, practice, process, software or computer program, method or product, whether or not patentable or copyrightable, made, developed, perfected, devised, conceived or first reduced to practice by Employee, either solely or in collaboration with others, during the term of Employee’s employment (an “Invention”).
          3.2. Employer Inventions. Any and all Inventions relating to the actual or contemplated business, technologies or products of Employer are and shall be the exclusive property of Employer (collectively, the “Employer Inventions”). Employee hereby assigns to Employer any and all of Employee’s right, title and interest in and to any and all of the Employer Inventions, without further payment or other form of consideration. Employee agrees to execute such additional applications, assignments and other documents, and to perform such other actions, as Employer may in the future reasonably request in order to confirm in Employer the rights granted pursuant to this Section 3.2.
          3.3. Inventions Which Are Not Employer Inventions. If Employee develops an Invention which Employee believes is not an Employer Invention, Employee shall disclose in writing to Employer all information reasonably requested by Employer from time to time concerning such Invention for the purpose of permitting Employer to confirm, determine and/or verify that the Invention is not an Employer Invention. If Employer determines that such Invention is an Employer Invention, Employee shall not disclose, assign, license, use, sell or in any other manner exploit such Invention until the question of whether it is an Employer Invention has been finally resolved, either by agreement between Employer and Employee or by final, non-appealable order entered by a court of competent jurisdiction.
          3.4. Assignments; Execution of Documents by Employee. Upon the request of Employer, whether during the term of Employee’s employment or thereafter, Employee shall perform all lawful acts, including, but not limited to, the execution of papers and lawful oaths and the giving of testimony, that in the opinion of Employer, its successors and assigns, may be necessary or desirable in obtaining, sustaining, reissuing, extending and enforcing United States and foreign Letters Patents, including, but not limited to, design patents, on any and all Employer Inventions, and for perfecting, affirming and recording Employer’s complete ownership of and title thereto. Such acts shall be performed by Employee during the term of Employee’s employment without the payment of additional compensation by Employer; provided, however, that if Employee is asked to undertake or perform any such acts after the termination of Employee’s employment with Employer, Employee shall be entitled to reasonable compensation for the performance of such acts.

          3.5. Employee’s Records. Employee shall keep complete, accurate and authentic accounts, notes, data and records of all of the Inventions in the manner and form requested by Employer. Such accounts, notes, data and records relating to Employer Inventions shall be the exclusive property of Employer, and, upon its request, Employee shall promptly surrender the same to Employer or, if not previously surrendered upon Employer’s request or otherwise, Employee shall surrender the same, and all copies thereof, to Employer upon the conclusion of his or her employment.
          3.6. United States Government Contracts. Employee understands that Employer may enter into agreements or arrangements with agencies of the United States Government, and that Employer may be subject to laws and regulations which impose obligations, restrictions and limitations on it with respect to inventions and patents which may be acquired by it or which may be conceived or developed by employees, consultants or other agents rendering services to it. Employee agrees that he shall be bound by all such obligations, restrictions and limitations applicable to any said invention conceived or developed by him during the term of his employment and shall take any and all further action which may be required to discharge such obligations and to comply with such restrictions and limitations.
ARTICLE IV
Ventures
          4.1. If, during the term of his employment, Employee is engaged in or associated with the research, investigation, planning or implementation of any project, program or venture on behalf of or involving Employer, all rights in the project, program or venture shall belong exclusively to Employer and shall constitute an opportunity belonging exclusively to Employer. Except as approved in advance and in writing by Employer, Employee shall not be entitled to any interest in such project, program or venture or to any commission, finder’s fee or other compensation in connection therewith.
ARTICLE V
Non-Competition & Non-Solicitation
          5.1. Definition of “Employer”. For purposes of this Article V, the term “Employer” includes Employer, its subsidiaries and affiliates, and any other business enterprises through which Employer conducts business from time to time, whether alone or with others.
          5.2. Covenant Not To Compete. Employee agrees that during his employment with Employer and for the Post-Employment Non-Competition Period (as defined below in this Section 5.2), Employee shall not become employed by, become a director, officer, shareholder, partner, manager or member of, or consultant to, or otherwise enter into, conduct, or advise or assist any business, other than that of Employer (or any successor to the operations of Employer) that engages in the manufacture of photovoltaic products anywhere in the world. Ownership of not more than five percent (5%) of the issued and outstanding shares of a class of securities of a corporation, the securities of which are traded on a national securities exchange or in the over-the-counter market shall not cause Employee to be in violation of this provision. As used in this Agreement, the term “Post-Employment Non-Competition Period” means a period of (a) three (3) years following May 1, 2007 or (b) one (1) year after termination, whichever is later.
          5.3. No Solicitation. During the term of this Agreement and during the Post-Employment Non-Competition Period, if any, Employee shall not (a) solicit, divert or take away, or attempt to divert or take away, the business or patronage of any of the clients, customers or accounts of Employer serviced by Employee during any part of the term of Employee’s employment with Employer, or any of the prospective clients, customers or accounts of Employer which were contacted, solicited or served by Employee during any part of the time Employee was employed by Employer, or (b) directly or indirectly recruit, solicit or hire any employee of Employer, or induce or attempt to induce any employee of Employer to discontinue his or her employment relationship with Employer.
          5.4. Severability. Employee acknowledges and agrees that the foregoing agreements are a material inducement to Employer in employing Employee, and that Employee has had a full and fair opportunity to consider the advisability of entering into such agreements and to seek legal advice in connection with such consideration. If, despite the mutual intentions of Employer and Employee, any provision of this Article V is determined by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, the offending provision shall not affect the enforceability of the remaining provisions of this Agreement, and Employee and Employer shall promptly and in good faith negotiate a replacement provision that is fully enforceable and gives maximum effect to the intentions of Employee and Employer in entering into an employment relationship.
ARTICLE VI
Confidentiality
          6.1 During the course of employment pursuant to this Agreement, Employee will be privy to information belonging to or received in confidence by Employer or its subsidiaries or affiliates which information is valuable to Employer and which information Employer believes to be novel and which it holds in confidence for itself or third parties. Except as permitted or directed by Employer, Employee shall not during the term of his employment or at any time thereafter, divulge, furnish, disclose, make accessible or use any Confidential Information (as defined below). “Confidential Information” includes, without limitation, confidential designs, processes or formulae; confidential software or computer programs; the identities of Employer’s customers and suppliers and the terms under which Employer deals with them; confidential marketing, sales, product development, financing or engineering plans; confidential strategic or other business plans; confidential development or research work of Employer; and any other confidential aspects of the business of Employer. For purposes of this Agreement, a matter is “confidential” if Employer identifies it as confidential, either before or after disclosure to Employee, or if Employee should reasonably know that Employer regards it as confidential based on the facts and circumstances available to Employee. At the expiration or termination of this Agreement or termination of employment hereunder, Employee will, at Employer’s request, return to Employer all written confidential information received from Employer and destroy any transcriptions or copies Employee may have of such information (including information stored in computer form), unless an alternative method of disposition is approved by Employer in writing. This section shall survive the termination of this Agreement.
          6.2 Notwithstanding the foregoing, Confidential Information does not include information which (a) is or becomes generally available to the public other than as a result of a disclosure by Employee, (b) was available to Employee on a nonconfidential basis prior to its disclosure by the Employer to Employee, or (c) became available to Employee on a nonconfidential basis from a person who is not bound by a confidentiality agreement with the Employer, or is not otherwise prohibited from transmitting the information to Employee.
ARTICLE VII
Injunctive Relief
          7.1 Because the services to be performed by Employee hereunder are of a special, unique, unusual, confidential, extraordinary and intellectual character which character renders such services unique and because Employee will acquire by reason of his employment and association with Employer, an extensive knowledge of Employer’s trade secrets, customers, procedures, and other confidential information, the parties hereto recognize and acknowledge that, in the event of a breach or threat of breach by Employee of any of the terms and provisions contained in Article III, IV, V or VI of this Agreement by Employee, Employer shall be entitled to an immediate injunction from any court of competent jurisdiction restraining Employee, as well as any third parties, including successor employers, whose joinder may be necessary to effect full and complete relief, from committing or continuing to commit a breach of such provisions without the showing or proving of actual damages. Any preliminary injunction or restraining order shall continue in full force and effect until any and all disputes between the parties to such injunction or order regarding this Agreement have been finally resolved.
ARTICLE VIII
Absence of Restrictions
          8.1 Employee hereby represents and warrants that he has full power, authority and legal right to enter into this Agreement and to carry out his obligations and duties hereunder and that the execution, delivery and performance by Employee of this Agreement will not violate or conflict with, or constitute a default under, any agreements or other understandings to which Employee is a party or by which he may be bound or affected, including, but not limited to, any order, judgment or decree of any court or governmental agency.
ARTICLE IX
Miscellaneous
          9.1. Conversion of Employer. Employer and Employee acknowledge that (i) Employer granted Employee options to purchase limited liability membership units of Employer under the Plan pursuant to the Stock Option Agreements and (ii) in connection with Employer’s conversion from a limited liability company to a corporation on February 22, 2006, Employer converted each outstanding option to purchase one limited liability membership unit into a non-qualified stock option to purchase one share of Employer common stock, in each case, at the same exercise price and subject to the other terms and conditions of such outstanding option.
          9.2. Compliance. Employer and Employee hereby represent and warrant to the other that they are both in full compliance with the terms and conditions of the Prior Employment Agreement, the Plan, the Stock Option Agreements, and any other duty or obligation between them (collectively, the “Provisions”), and neither is aware of any breach by either party of any such terms of the Provisions which would or could adversely effect Employee’s rights under the Plan or either the 2003 Stock Option Agreement or 2005 Stock Option Agreement.
          9.3. Rights to Vested Options. Employer and Employee hereby agree that, notwithstanding any provision to the contrary, whether in this Agreement, the Plan, the Stock Option Agreements or otherwise, Employee shall have the right to exercise Employee’s options granted under the Stock Option Agreements and vested as of the date hereof, which are options with respect to 923,925 shares (the “Vested Options”), until the expiration date without regard to any termination of his employment for any reason (including a termination by Employer for “cause”) (the “Vested Options”), except as provided in Sections 13 and 14 of the Plan, which cover certain extraordinary events and adjustments. The right to exercise the Vested Options, however, may from time to time be limited due to law or contractual lock-up provisions.
          9.4. Stock Option Agreements. Employer and Employee acknowledge that by operation of the conversion of the Employer to a corporation formed under the laws of Delaware and becoming a public company with common stock listed on the NASDAQ stock exchange, certain provisions of the Plan and the Stock Option Agreements are no longer applicable and mutually agree to irrevocably waive their respective rights under (i) Sections 12, 13, 14, 15 and 24 of the 2003 Stock Option Agreement and (ii) Sections 13 and 14 of the Stock Option Agreement.
          9.5. Withholding. Any payments made under this Agreement shall be subject to applicable Federal, state and local tax reporting and withholding requirements.

          9.6. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the principles of conflicts of laws. Any judicial action commenced relating in any way to this Agreement including, the enforcement, interpretation, or performance of this Agreement, shall be commenced and maintained in a court of competent jurisdiction located in Maricopa County, Arizona. The parties hereby waive and relinquish any right to a jury trial and agree that any dispute shall be heard and resolved by a court and without a jury. The parties further agree that the dispute resolution, including any discovery, shall be accelerated and expedited to the extent possible. Each party’s agreements in this Section 9.6 are made in consideration of the other party’s agreements in this Section 9.6, as well as in other portions of this Agreement.
          9.7. No Waiver. The failure of Employer or Employee to insist in any one or more instances upon performance of any of terms, covenants and conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such terms, covenants or conditions.
          9.8. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, delivered by facsimile transmission or by courier or mailed, registered or certified mail, postage prepaid as follows:

If to Employer:	First Solar, Inc.
4050 East Cotton Boulevard
Building 6, Suite 68
Phoenix, Arizona 85040
Attention: President

If to Employer:	To Employee’s then current address on file with Employer
or at such other address or addresses as any such party may have furnished to the other party in writing in a manner provided in this Section 9.8.
          9.9. Assignability. This Agreement is for personal services and is therefore not assignable by the Employee. This Agreement is freely assignable by Employer.
          9.10. Entire Agreement. This Agreement sets forth the entire agreement between Employer and Employee regarding the terms of Employee’s employment and supersedes all prior agreements between Employer and Employee covering the terms of Employee’s employment, including, effective as of the Effective Date, the Prior Employment Agreement and the CIC Agreement, and may not be amended or modified except in a written instrument signed by Employer and Employee identifying this Agreement and stating the intention to amend or modify it.

          9.11. Severability. If it is determined by a court of competent jurisdiction that any of the restrictions or language in this Agreement are for any reason invalid or unenforceable, the parties desire and agree that the court revise any such restrictions or language, including reducing any time or geographic area, so as to render them valid and enforceable to the fullest extent allowed by law. If any restriction or language in this Agreement is for any reason invalid or unenforceable and cannot by law be revised so as to render it valid and enforceable, then the parties desire and agree that the court strike only the invalid and unenforceable language and enforce the balance of this Agreement to the fullest extent allowed by law. Employer and Employee agree that the invalidity or unenforceability of any provision of this Agreement shall not affect the remainder of this Agreement.
          9.12. Construction. As used in this Agreement, words such as “herein,” “hereinafter,” “hereby,” and “hereunder,” and the words of like import refer to this Agreement, unless the context requires otherwise. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

          IN WITNESS WHEREOF, Employer has caused this Agreement to be executed by one of its duly authorized officers and Employee has individually executed this Agreement, each intending to be legally bound, as of the date first above written.

EMPLOYER:

FIRST SOLAR, INC.

By:	/s/ Michael J. Ahearn

Name:	Michael J. Ahearn
Title:	CEO

EMPLOYEE:

/s/ George A. (“Chip”) Hambro

George A. (“Chip”) Hambro

SEPARATION AGREEMENT AND MUTUAL RELEASE
   I. Release .
          (A) For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned Employee, with the intention of binding himself/herself, his/her heirs, executors, administrators and assigns, does hereby release and forever discharge First Solar, Inc., a Delaware corporation (the “ Company”), and its present and former officers, directors, executives, agents, employees, affiliated companies, subsidiaries, successors, predecessors and assigns (collectively, the “Released Parties”), from any and all claims, actions, causes of action, demands, rights, damages, debts, accounts, suits, expenses, attorneys’ fees and liabilities of whatever kind or nature in law, equity, or otherwise, whether now known or unknown (collectively, the “ Claims”), which the undersigned Employee now has, owns or holds, or has at any time heretofore had, owned or held against any Released Party, arising out of or in any way connected with the undersigned Employee’s employment relationship with the Company, its subsidiaries, predecessors or affiliated entities, or the termination thereof, under any Federal, state or local statute, rule, or regulation, or principle of common, tort or contract law, including but not limited to, the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. §§ 201 et seq., the Family and Medical Leave Act of 1993, as amended (the “ FMLA”), 29 U.S.C. §§ 2601 et seq., Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §§ 2000e et seq., the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. §§ 621 et seq., the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. §§ 12101 et seq., the Worker Adjustment and Retraining Notification Act of 1988, as amended, 29 U.S.C. §§ 2101 et seq., the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §§ 1001 et seq., and any other equivalent or similar Federal, state, or local statute; provided, however, that nothing herein shall release the Company from (a) any claims by the undersigned Employee arising out of any director and officer indemnification or insurance obligations in favor of the undersigned Employee, (b) any director and officer indemnification obligations under the Company’s by-laws and (c) any obligations to provide payments and benefits to Employee pursuant to provisions under separate agreements or contracts between the parties that survive the termination of Employee’s employment. The undersigned Employee understands that, as a result of executing this Separation Agreement and Mutual Release, he/she will not have the right to assert that the Company or any other Released Party unlawfully terminated his/her employment or violated any of his/her rights in connection with his/her employment or otherwise.
   The undersigned Employee affirms that he/she has not filed, caused to be filed, or presently is a party to any Claim, complaint or action against any Released Party in any forum or form and that he/she knows of no facts which may lead to any Claim, complaint or action being filed against any Released Party in any forum by the undersigned Employee or by any agency, group, or class persons. The undersigned Employee also affirms that he/she (i) has made no assignment and will make no assignment of the

Claims released herein; and (ii) will not institute legal or administrative proceedings or, absent an order from a court of competent jurisdiction, participate in any manner in any civil lawsuit or administrative proceeding based upon, arising out of or relating to any Claim released by the undersigned Employee herein. The undersigned Employee further affirms that he/she has been paid and/or has received all leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits to which he/she may be entitled and that no other leave (paid or unpaid), compensation, wages, bonuses, commissions and/or benefits are due to him/her from the Company and its subsidiaries, except as specifically provided in this Separation Agreement and Mutual Release or within another agreement or contract with the Company. The undersigned Employee furthermore affirms that he/she has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the FMLA. If any agency or court assumes jurisdiction of any such Claim, complaint or action against any Released Party on behalf of the undersigned Employee, the undersigned Employee will request such agency or court to withdraw the matter.
   The undersigned Employee further declares and represents that he/she has carefully read and fully understands the terms of this Separation Agreement and Mutual Release and that he/she has been advised and had the opportunity to seek the advice and assistance of counsel with regard to this Separation Agreement and Mutual Release, that he/she may take up to and including 21 days from receipt of this Separation Agreement and Mutual Release, to consider whether to sign this Separation Agreement and Mutual Release, that he/she may revoke this Separation Agreement and Mutual Release within seven calendar days after signing it by delivering to the Company written notification of revocation, and that he/she knowingly and voluntarily, of his/her own free will, without any duress, being fully informed and after due deliberate action, accepts the terms of and signs the same as his own free act.
   [To effect a full and complete general release as described above, the undersigned Employee expressly waives and relinquishes all rights and benefits of Section 1542 of the Civil Code of the State of California, and the undersigned Employee does so understanding and acknowledging the significance and consequence of specifically waiving Section 1542. Section 1542 of the Civil Code of the State of California states as follows:
A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.
   Thus, notwithstanding the provisions of Section 1542, and to implement a full and complete release and discharge of the Released Parties, the undersigned Employee expressly acknowledges this Separation Agreement and Mutual Release is intended to include in its effect, without limitation, all Claims the undersigned Employee does not know or suspect to exist in the undersigned Employee’s favor at the time of signing this

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Separation Agreement and Mutual Release, and that this Separation Agreement and Mutual Release contemplates the extinguishment of any such Claim or Claims.]1
          (B) For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, with the intention of binding itself, its subsidiaries, divisions, affiliates, and assigns, does hereby release and forever discharge Employee, his heirs, attorneys, successors and assigns from all Claims which the Company now has, owns or holds, or has at any time heretofore had, owned or held against the undersigned Employee, arising out of or in any way connected with the undersigned Employee’s employment relationship with the Company, its subsidiaries, predecessors or affiliated entities, or the termination thereof, under any Federal, state or local statute, rule, or regulation, or principle of common, tort or contract law; provided, however, that nothing herein shall release the undersigned Employee from any obligations to the Company pursuant to provisions under separate agreements or contracts between the parties that survive the termination of Employee’s employment.
          Further, the Company affirms that (i) the Company has made no assignment and will make no assignment of the Claims released by the Company herein; and (ii) the Company will not institute legal or administrative proceedings or, absent an order from a court of competent jurisdiction, participate in any manner in any civil lawsuit or administrative proceeding based upon, arising out of or relating to any Claims released by the Company herein.
   II. Protected Rights. The Company and the undersigned Employee agree that nothing in this Separation Agreement and Mutual Release is intended to or shall be construed to affect, limit or otherwise interfere with any non-waivable right of the undersigned under any Federal, state or local law, including the right to file a charge or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”) or to exercise any other right that cannot be waived under applicable law. The undersigned is releasing, however, his/her right to any monetary recovery or relief should the EEOC or any other agency pursue Claims on his/her behalf. Further, should the EEOC or any other agency obtain monetary relief on his/her behalf, the undersigned assigns to the Company all rights to such relief.
   III. Equitable Remedies. The undersigned Employee acknowledges that a violation by the undersigned Employee of any of the covenants contained in this Separation Agreement and Mutual Release would cause irreparable damage to the Company and its subsidiaries in an amount that would be material but not readily ascertainable, and that any remedy at law (including the payment of damages) would be inadequate. Accordingly, the undersigned Employee agrees that, notwithstanding any provision of this Separation Agreement and Mutual Release to the contrary, the Company shall be entitled (without the necessity of showing economic loss or other actual damage)

[1]	Only include for employees who were employed by the Company or its subsidiaries in California. To be updated to reflect changes in California law, as applicable.

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to injunctive relief (including temporary restraining orders, preliminary injunctions and/or permanent injunctions) in any court of competent jurisdiction for any actual or threatened breach of any of the covenants set forth in this Separation Agreement and Mutual Release in addition to any other legal or equitable remedies it may have.
   IV. Return of Property. The undersigned Employee shall return to the Company on or before [10 DAYS AFTER TERMINATION DATE], all property of the Company in the undersigned Employee’s possession or subject to the undersigned Employee’s control, including without limitation any laptop computers, keys, credit cards, cellular telephones and files. The undersigned Employee shall not alter any of the Company’s records or computer files in any way after [TERMINATION DATE].
   V. Severability. If any term or provision of this Separation Agreement and Mutual Release is invalid, illegal or incapable of being enforced by any applicable law or public policy, all other conditions and provisions of this Separation Agreement and Mutual Release shall nonetheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Separation Agreement and Mutual Release is not affected in any manner materially adverse to any party.
   VI. GOVERNING LAW. THIS SEPARATION AGREEMENT AND MUTUAL RELEASE SHALL BE DEEMED TO BE MADE IN THE STATE OF DELAWARE, AND THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS SEPARATION AGREEMENT AND MUTUAL RELEASE IN ALL RESPECTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW.
Effective on the eighth calendar day following the date set forth below.

FIRST SOLAR, INC.,

by

Name:
Title:

EMPLOYEE,

[NAME]
Date
Signed:

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